CONSENT OF COUNSEL



     We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of Florida Daily Municipal Income Fund as filed with the Securities and Exchange Commission on or about December 29, 2006.




PAUL, HASTINGS, JANOFSKY & WALKER LLP




New York, New York
December 29, 2006